SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                                 / x /

Filed by a Party other than the Registrant              /   /

Check the appropriate box:

/   /     Preliminary Proxy Statement

/    /    Confidential,  for Use of the  Commission Only (as permitted by Rule
          14a-4(e) (2))

/ X /     Definitive Proxy Statement

/   /     Definitive Additional Materials

/   /     Soliciting Material Pursuant to Section 240.14a-12

                         NORTHWEST NATURAL GAS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211


                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                                                Portland, Oregon, April 11, 1997

To the Shareholders:

     The 1997 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in Ballroom 4 of the Oregon Convention Center, 777 N. E. Martin Luther King, Jr. Blvd., Portland, Oregon, on Thursday, May 22, 1997, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

     (1)  to elect four Class I directors to a term of three years;

     (2)  to elect independent auditors for the year 1997; and

     (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on April 3, 1997 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

     The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan to vote any shares held for shareholders' benefit under this Plan, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING.

     WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                    By Order of the Board of Directors,

                                    /s/ C. J. Rue
                                    Secretary

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211

                       1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 1997

                                 PROXY STATEMENT

     The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in Ballroom 4 of the Oregon Convention Center, 777 N. E. Martin Luther King, Jr., Blvd., Portland, Oregon, on Thursday, May 22, 1997, at 2:00 p.m., Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly.

     The Company's Annual Report for the fiscal year ended December 31, 1996, including audited financial statements, has been mailed to all shareholders. This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 11, 1997.

     All shares represented by proxies which have been properly executed and returned to the management will be voted at the meeting. Where a shareholder eligible to vote specifies a choice by means of the ballot space provided in the proxy, the shares will be voted in accordance with the specification so made. If no specification is made, such shares will be voted FOR Items 1 and 2, and may be cumulatively voted for the election of directors. The proxy may be revoked by you at any time before it is exercised by delivering to the Company a later dated proxy, by giving written notice of revocation to the Secretary of the Company at the address shown above, or by attending the meeting and voting your shares in person.

     The close of business on April 3, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                        VOTING SECURITIES OF THE COMPANY

     The 22,616,659 shares of Common Stock outstanding on March 14, 1997 were held by about 10,700 shareholders residing in 50 states and a number of foreign countries.

     Each holder of Common Stock of record at the close of business on April 3, 1997 will be entitled to one vote for each share of Common Stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.

     A majority of the shares of Common Stock outstanding at the close of busi-
<PAGE 1>
ness on April 3, 1997 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. The holders of Preferred Stock do not participate in the election of directors unless Preferred dividends are in arrears (none are in arrears). The holders of the Preference Stock do not participate in the election of directors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES HELD, TO SIGN AND RETURN YOUR PROXY.

ITEM 1 -  ELECTION  OF  DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by resolution adopted by the Board. The Board has fixed the number of directors at twelve. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible.

     Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of Class I directors expires with this Annual Meeting of Shareholders. Messrs. Richard B. Keller, Randall C. Pape, Robert L. Ridgley and Dwight A. Sangrey are nominees for election to the Board as Class I directors to serve until the 2000 Annual Meeting or until their successors have been duly elected and qualified. Messrs. Keller, Ridgley and Sangrey were elected by the shareholders at the 1994 Annual Meeting. Mr. Pape was elected by the Board of Directors in 1996 to fill a vacancy created by the death of Dr. William R. Wiley. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

     Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for either directors or proposal 2.

     THE BOARD OF  DIRECTORS  RECOMMENDS  THE  ELECTION OF THE  NOMINEES  LISTED
BELOW.
<PAGE 2>
            INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

                                     CLASS I
                       (For a three-year term ending 2000)

  (Photo          RICHARD B. KELLER
  appears         President, Keller Enterprises Inc., Portland
  here)           Age:  68
                  Director since: 1983
                  Board Committees: Executive, Pension (Chairman), Retirement
                  (Chairman), Organization and Executive Compensation

         Since 1975, Mr. Keller has served as President of Keller Enterprises Inc., a holding company which has a number of investments, and as President of High Point Management, Inc., the General Partner of High Point Keller Limited Partnership. For many years, Keller Enterprises owned Western Paper Company, the major independent distributor of paper and packaging in the Northwest. Mr. Keller is a member of the Board of Crown Pacific Management L.P., the Managing General Partner of Crown Pacific Partners, L.P. He also is a life trustee of both the Oregon Graduate Institute and Lewis & Clark College. Mr. Keller is a graduate of the United States Military Academy and the Harvard Business School.

(Photo            RANDALL C. PAPE
appears           President and Chief Executive Officer, The Pape Group, Inc.,
here)             Eugene, Oregon
                  Age:  46
                  Director since:  1996
                  Board Committees:  Environmental Policy, Finance

         Since 1981, Mr. Pape has served as President,  Chief Executive
Officer, and director of The Pape Group, Inc., a holding company for Pape Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Industrial Finance Corporation and Pape Properties, Inc. He also serves as President, CEO and director of Liberty Financial Group, a holding company for Liberty Federal Bank FSB, EcoSort LLC, and Sanipac, Inc. He is a partner in Pape Investment Company. Mr Pape serves as a director of Mt. Bachelor, Inc. and Obie Media Corporation, and serves as a Trustee for the University of Oregon Foundation and The Nature Conservancy of Oregon. He is a member of the Young Presidents Organization, and is President of the Oregon Trail Council of the Boy Scouts of America. He is a graduate of the University of Oregon.
<PAGE 3>
(Photo            ROBERT L. RIDGLEY
appears           Chairman of the Board of the Company, Portland
here)             Age:  63
                  Director since: 1984
                  Board Committee:  Executive

         Mr. Ridgley served as President and Chief Executive Officer of the Company from January 1, 1985 until March 1, 1996 when he became Chairman of the Board and CEO. He retired as CEO on December 31, 1996, but continues to serve as Chairman of the Board. Prior to joining the Company as Executive Vice President in 1984, Mr. Ridgley was a senior partner in a large Portland law firm with a business and utility law practice. He is a director of Kaiser Foundation Hospitals and the Kaiser Foundation Health Plan. He is a past Chairman of the Oregon Business Council, the American Gas Association and the Pacific Coast Gas Association. Mr. Ridgley serves as a director of the Association for Portland Progress and the Oregon Independent College Foundation, as Chairman of the Oregon Chapter of The Nature Conservancy and as a Trustee of the Oregon Health Sciences Foundation. He is a graduate of Cornell University and the Harvard Law School.

(Photo            DWIGHT A. SANGREY
appears           President and Chief Executive Officer, Fraction Biologics,
here)             LLC, Tualatin, Oregon
                  Age: 56
                  Director since: 1992
                  Board Committees: Environmental Policy (Chairman), Pension,
                  Retirement

         In 1995, Mr. Sangrey was appointed President and Chief Executive Officer of Fraction Biologics, LLC, an advanced biotechnology firm which produces and markets pharmaceutical products. The firm has businesses in the United States and China. From 1988 until 1994, he was President of the Oregon Graduate Institute of Science & Technology (OGI), and was Professor of Environmental Science and Engineering at OGI until 1995. He is a board member of Precision Castparts, Pacific University and Saturday Academy and also serves on several national education and science policy committees. Mr. Sangrey is a graduate of Lafayette College, the University of Massachusetts and Cornell University.
<PAGE 4>
             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                    CLASS II
                               (Term ending 1998)

(Photo            TOD R. HAMACHEK
appears           President and Chief Executive Officer, Penwest, Ltd.
here)             Bellevue, Washington
                  Age: 51
                  Director since: 1986
                  Board Committees: Pension, Retirement, Organization and
                  Executive Compensation (Chairman)

         Since 1985, Mr. Hamachek has served as President and Chief Executive Officer of Penwest, Ltd., a diversified producer of specialty chemicals and food and pharmaceutical ingredients. He is a director of Penwest, Ltd., The Seattle Times Company, The Blethen Corporation (the majority owner of The Seattle
Times), and DEKALB Genetics Corporation. Mr. Hamachek is a trustee and/or director of the Virginia Mason Medical Center, Williams College, the Seattle Foundation, The Washington Roundtable and Lakeside School. He also serves on the advisory board of the University of Washington Graduate School of Business. He is a graduate of Williams College and the Harvard Business School.

(Photo            WAYNE D. KUNI
appears           President, Kuni Enterprises, Beaverton, Oregon
here)             Age:  66
                  Director since: 1980
                  Board Committees: Executive, Audit (Chairman), Finance,
                  Organization and Executive Compensation

         Mr. Kuni is the founder, President and principal shareholder of Kuni Enterprises, which owns Cadillac, Lexus, BMW and other automobile dealerships in Oregon, Colorado and California. He is past president of the Oregon Automobile Dealers Association, the Portland Chamber of Commerce and the Arlington Club. He is a member of the Boards of Trustees of Linfield College and the Oregon Health Sciences Foundation, and serves on the Board of Keller Enterprises. He is Chairman Emeritus of the Board of Governors of the Portland Shriners Hospital. Mr. Kuni is a graduate in business administration from the General Motors Institute, Flint, Michigan.
<PAGE 5>
(Photo            MELODY C. TEPPOLA
appears           Managing Partner, National Builders Hardware Company, Portland
here)             Age:  54
                  Director since: 1987
                  Board Committees:  Executive, Pension, Retirement,
                  Environmental Policy

         Ms. Teppola has been associated with National Builders Hardware Company, a regional and national distributor of builders hardware, woodworking machinery and decorative plumbing, since 1965. Her community activities have focused on art, education and advocacy for women and children. She is currently a member of the Marquam Hill Steering Committee of the Oregon Health Sciences University and the Public Art Advisory Committee of the Regional Arts Cultural Council, and serves as a director of the Bonnie Bronson Fund of the Oregon Community Foundation and the Bosco-Milligan Foundation for Historic Preservation. Ms. Teppola is a Mills College graduate.

(Photo            RUSSELL F. TROMLEY
appears           President and Chief Executive Officer, Tromley Industrial
here)             Holdings, Inc., Tualatin, Oregon
                  Age:  57
                  Director since:  1994
                  Board Committees:  Audit, Finance

         Mr. Tromley has served as President and Chief Executive Officer of Tromley Industrial Holdings, Inc., since its formation in 1990. Tromley Industrial Holdings is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investments. Mr. Tromley is a past president of the Casting Industry Suppliers Association and of the Arlington Club, and is a non-lawyer arbitrator for the Oregon State Bar Association. He also serves as a director of the Bank of the Northwest, the Evans Scholars Foundation and the Western Golf Association. Mr. Tromley attended the University of Washington and the Harvard Business School.
<PAGE 6>
                                    CLASS III
                               (Term ending 1999)


(Photo            MARY ARNSTAD
appears           Former President, The Heathman Management Group, Inc.,
here)             Portland
                  Age:  48
                  Director since:  1992
                  Board Committees:  Audit, Environmental Policy

         From 1992 through February 1997, Ms. Arnstad served as President of The Heathman Management Group, Inc., which owns and operates The Heathman Hotel and the B. Moloch/Heathman Bakery and Pub, both located in Portland, and The Greenwood Inn in Beaverton, Oregon. She is now establishing a hospitality company based in Portland to undertake hotel projects in the Pacific Northwest. From 1992 until 1994, she served as Vice Chairman of the Board of Directors of Preferred Hotels and Resorts Worldwide, and is on the governing boards of the Portland Oregon Visitors Association, the Portland Metropolitan Sports Authority and the Northwest Business Committee for the Arts. In 1996, Ms. Arnstad was appointed Oregon Tourism Commissioner. She is a graduate of Wittenberg University.

(Photo            THOMAS E. DEWEY, JR.
appears           General Partner, McFarland Dewey & Co. (investment banking
here)             firm), New York, New York
                  Age: 64
                  Director since: 1986
                  Board Committees: Finance (Chairman), Audit

     Since 1989, Mr. Dewey has been a general partner in the investment banking firm of McFarland Dewey & Co., which provides clients with independent financial advice, including advice on matters such as corporate financial strategies and recapitalization proposals. Prior to his association with this firm, Mr. Dewey was President of Thomas E. Dewey Jr. & Co., Inc. which provided services covering all aspects of corporate and public finance. He is a director of InPhyNet Medical Management, Inc., and serves on the Board of Trustees and is Chairman Emeritus of Lenox Hill Hospital. He formerly served as a member of the Board and as Vice Chairman of New York City Housing Development Corporation. Mr. Dewey is a graduate of Princeton University and the Harvard Business School.
<PAGE 7>

(Photo            RICHARD G. REITEN
appears           President and Chief Executive Officer of the Company, Portland
here)             Age: 57
                  Director since: 1996
                  Board Committee:  Executive

     Mr. Reiten joined the Company as President and Chief Operating Officer and was elected to the Board effective March 1, 1996. He was elected President and Chief Executive Officer effective January 1, 1997. From August 1992 through December 1995, Mr. Reiten served as President and Chief Operating Officer of Portland General Electric Company (PGE) after having served as President of PGE's parent company, Portland General Corporation (PGC), from January 1989 through 1992. He also served as a director of PGC from 1990 until his resignation in December 1995. He is a director of Blue Cross and Blue Shield of Oregon and The Benchmark Group. He is the past Chair and continues as a director of both the Portland Chamber of Commerce and the Association for Portland Progress, and serves on the advisory board of the University of Washington Graduate School of Business. Mr. Reiten is a graduate of the University of Washington and of the executive and board of directors programs at the Stanford Business School.

(Photo            BENJAMIN R. WHITELEY
appears           Chairman of the Board, Standard Insurance Company, and Lead
here)             Director of the Company, Portland
                  Age:  67
                  Director since:  1989
                  Board Committees: Executive (Chairman), Organization and
                  Executive Compensation

     Mr. Whiteley was appointed Chairman of the Board and Chief Executive Officer of Standard Insurance Company effective January 1, 1993, after having served as President and Chief Executive Officer since 1983. He retired as Chief Executive Officer of Standard in August 1994. He is also a director of Standard Insurance Company, Gunderson, Inc., U. S. Bancorp, The Greenbrier Companies, and Willamette Industries, Inc. He has served as Lead Director of the Company's Board of Directors since September 1994. Mr. Whiteley has been active in numerous civic organizations and currently serves on the boards of Pacific University, the Oregon State University Foundation, the Oregon Business Council, the Oregon Health Sciences Foundation, the St. Vincent Medical Foundation and the Oregon Trails Coordinating Council. He is a graduate of Oregon State University, the University of Michigan, and the advanced management program at the Harvard Business School.
<PAGE 8>
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     There are seven standing committees of the Board: the Audit, Retirement, Pension, Organization and Executive Compensation, Environmental Policy, Finance and Executive Committees.

     The Audit Committee is comprised of directors Arnstad, Dewey, Kuni and Tromley, each of whom is an outside director. The Committee approves the work program of the Company's internal audit staff and reviews the corporate audit and other internal accounting control matters with the independent certified public accountants elected by the shareholders. It reports regularly to the Board. The Committee held four meetings during 1996.

     The Retirement Committee and the Pension Committee oversee the administration of the Company's two defined benefit plans, its Retirement Plan for Non-Bargaining Unit Employees and its Retirement Plan for Bargaining Unit Employees. The Retirement Committee consists of directors Hamachek, Keller, Sangrey and Teppola. These directors, together with a representative chosen by the bargaining unit members, also constitute the Pension Committee. The two Committees, in aggregate, met three times during 1996.

     The Organization and Executive Compensation Committee, which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director, reviews the performance of executive officers, considers executive compensation survey data in making recommendations to the Board relating to the Company's executive compensation program and benefit plans, and administers the 1985 Stock Option Plan. This Committee also makes recommendations to the Board on organization and executive succession matters. One meeting of this Committee was held during 1996.

     The Environmental Policy Committee develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company's compliance with environmental regulations. The Committee is comprised of directors Arnstad, Pape, Sangrey and Teppola. This Committee held two meetings in 1996.

     The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to the Company's financing programs, financial policy matters and material regulatory issues. The Committee consists of directors Dewey, Kuni, Pape and Tromley. The Committee held three meetings in 1996.

     The Executive Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of the Company, except as otherwise may be provided by law. This Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. Shareholders' suggestions for director-nominees may be submitted to the Secretary of the Company for consideration by the Executive Committee. The Company's Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the
<PAGE 9>
written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Secretary of the Company on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or
(b) the tenth day after the mailing of the notice of that meeting. This Committee, which is comprised of directors Keller, Kuni, Reiten, Ridgley, Teppola and Whiteley, held three meetings during 1996.

     In 1994, the Board created the position of Lead Director and elected Mr. Whiteley to the position. The Lead Director consults with the Chairman of the Board and with the Chief Executive Officer on board organization matters, including the selection of committee members and chairs. The Lead Director also chairs meetings of the Executive Committee and regularly scheduled meetings of outside directors, which are held at least twice each year, and coordinates the periodic evaluation by outside directors of the Board's performance.

     Directors who are not employees of the Company receive an annual retainer of $8,000, and a fee of $800 for each Board and Committee meeting attended. Non-employee directors who retire from the Board at age 72 with at least ten years of service are eligible to receive an annual retirement benefit equal to the annual retainer. The benefit is payable for life. In addition, an annual retainer of $6,000 is paid to each Committee chair, except the chair of the Executive Committee/Lead Director who is paid $2,000 per month for his services in these capacities. Non-employee directors who also serve as directors of Canor Energy Ltd., a subsidiary of the Company, receive an additional fee of $700 for each board meeting of Canor Energy Ltd. attended and an annual retainer of $3,000. Non-employee directors who serve as directors of NNG Financial Corporation, also a subsidiary of the Company, also receive a fee of $250 for each board meeting of NNG Financial Corporation attended.

     During 1996, there were seven meetings of the Company's Board, an aggregate of five meetings of the boards of the above-mentioned subsidiaries, and a total of 16 committee meetings. No director attended fewer than 75 percent of the total meetings of the Board, subsidiary boards, and committees on which he or she served.

DIRECTORS DEFERRED COMPENSATION PLAN

     Directors may elect to defer the receipt of all or a part of their directors' fees under the Company's Directors Deferred Compensation Plan. Deferred amounts are credited to a deferred compensation account to which interest is credited quarterly at a rate equal to the annual rate of interest paid on 30-year U.S. Treasury securities plus three percentage points, subject to a six percent minimum rate. The rate is adjusted quarterly. A participant may elect to receive deferred amounts and accrued interest in a lump sum, in installments over a period not to exceed ten years, or in a combination of lump sum and installment payments.

     The Company's obligations under the Plan are unfunded and benefits will be paid from the general funds of the Company. The Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of Plan benefits. This insur-
<PAGE 10>
ance is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, insurance policy proceeds paid to the Company will be at least equal to all the premium payments and benefits paid under the Plan. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions.

     In connection with this Plan, the Company has established the Umbrella Trust for Directors, with Wachovia Bank of North Carolina, N. A., serving as successor trustee to Bank of America Oregon. The Company may from time to time transfer assets to the trustee to hold in trust for the benefit of Plan participants. The Company's obligations under the Plan are not limited to trust assets, and Plan participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust's assets and the trustee's fees and expenses are paid by the Company.

     Upon the occurrence of certain events, such as a change in control of the Company, termination of the Plan or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust the amount by which the present value of all benefits payable under the Plan exceeds the value of the trust's assets.

NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

     Non-employee directors of the Company are awarded approximately $15,000 worth of the Company's Common Stock every five years pursuant to the Company's Non-Employee Directors Stock Compensation Plan. Shares awarded under this Plan vest in monthly installments over the five-year period following the award. Unvested shares are forfeited if the recipient ceases to be a director. The shares awarded are purchased in the open market by the Company at the time of award. Certificates representing a director's shares are held by the Company until the director leaves the Board at which time vested shares are transferred to the director. Non-employee directors have been awarded an aggregate of 11,856 shares under this Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers during 1996. Based solely upon a review of the copies of such reports furnished to it and written representations that no other such reports were required, the Company believes that during 1996 all directors and executive officers, other than retired director Carlton Woodard and retired Senior Vice President Paul L. Hathaway, timely filed all such required reports. Mr. Woodard filed a late report for May 1996 relating to the transfer of ownership in August 1994 of shares of Company stock from his individual name to a trust of which he is the primary beneficiary, and Mr. Hathaway filed a late report for June 1996 pertaining to the sale of Company stock in March 1996.
<PAGE 11>
BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of February 28, 1997 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13 and all directors and executive officers as a group.

                                                          PERCENT OF OUSTANDING
     NAME OF BENEFICIAL OWNER   NUMBER OF SHARES(1)           COMMON STOCK
--------------------------------------------------------------------------------

     Mary Arnstad                        981  (2)                *
     Bruce R. DeBolt                  28,847  (3)                *
     Thomas E. Dewey, Jr.              1,951  (4)                *
     Dwayne L. Foley                  29,448  (5)                *
     Tod R. Hamachek                   2,415  (4)                *
     Richard B. Keller                14,615  (4),(6)            *
     Wayne D. Kuni                     5,739  (4),(7)            *
     Michael S. McCoy                 25,454  (8)                *
     Randall C. Pape                   1,146  (9)                *
     Richard G. Reiten                66,467  (10)               *
     Robert L. Ridgley                45,496  (11)               *
     Dwight A. Sangrey                   967  (2)                *
     Melody C. Teppola                 2,625  (12)               *
     Russell F. Tromley                3,550  (13)               *
     Benjamin R. Whiteley              3,030  (14)               *
     All directors and officers
     as a group (20 in number)       330,221  (15)             1.4

     ----------

* The total for each individual is less than 1.0 percent and the total for all directors and executive officers as a group is 1.4 percent of the shares of Common Stock outstanding.

(1) Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

(2) Includes 781 shares awarded and subject to vesting under the Non-Employee Directors Stock Compensation Plan (NEDSCP) of which 664 were vested on February 28, 1997 and 117 will vest over the subsequent 9 months.

(3) Includes 8,662 shares held jointly with wife and 17,596 shares which Mr. DeBolt has the right to acquire within 60 days through the exercise of options under the 1985 Stock Option Plan (1985 SOP).

(4) Includes 1,501 shares awarded and subject to vesting under the NEDSCP of which 1,260 were vested on February 28, 1997 and 241 will vest over the subsequent 22 months.

(5) Consists of 9,201 shares held jointly with wife and 20,247 shares which Mr. Foley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(6) Includes 9,000 shares held by Keller Enterprises.

(7) Includes 4,181 shares held in trust.

(8) Consists of 9,631 shares held jointly with wife and 15,823 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(9) Includes 631 shares awarded and subject to vesting under the NEDSCP of which 63 were vested on February 28, 1997 and 568 will vest over the subsequent 54 months.

(10) Includes 10,661 shares held indirectly by Mr. Reiten under the Retirement K Savings Plan (RKSP) at December 31, 1996 and 52,500 shares which Mr. Reiten has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(11) Includes 24,418 shares which Mr. Ridgley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(12) Includes 1,501 shares awarded and subject to vesting under the NEDSCP of which 1,260 (including 844 held in trust) were vested on February 28, 1997 and 241 will vest over the subsequent 22 months, and an additional 997 shares held in trust.

(13) Includes 657 shares awarded and subject to vesting under the NEDSCP of which 416 were vested on February 28, 1997 and 241 will vest over the subsequent 22 months.

(14) Includes 1,501 shares awarded and subject to vesting under the NEDSCP of which 1,133 were vested on February 28, 1997 and 368 will vest over the subsequent 30 months.

(15) Includes 97,490 shares of which 20,788 shares are held jointly with spouses; 7,020 shares held indirectly under the RKSP at December 31, 1996; and 58,079 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the 1985 SOP.

<PAGE 12>
                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994, of those persons who were, during 1996 and at December 31, 1996
(i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                      ANNUAL COMPENSATION      COMPENSATION
                                   -------------------------   ------------
                                                       OTHER    SECURITIES
                                                      ANNUAL      UNDER-    ALL OTHER
 NAME AND PRINCIPAL                                   COMPEN-     LYING      COMPEN-
      POSITION              YEAR   SALARY     BONUS  SATION(1)   OPTIONS(2)  SATION(3)
 ------------------         ----   ------     -----  --------    ---------   ---------
Robert L. Ridgley           1996  $396,964  $220,500  $   467          0    $ 14,139
  Chairman, President and   1995   378,803   160,000    4,207          0      14,359
  Chief Executive Officer   1994   360,800   153,200    2,476      4,773      11,180

Richard G. Reiten           1996   275,000   181,900   10,716     52,500     110,500
  (became an officer on     1995         0         0        0          0           0
  3/1/96)                   1994         0         0        0          0           0
  President and Chief
  Operating Officer

Bruce R. DeBolt             1996   187,950    75,900        0      7,500       7,887
  Senior Vice President and 1995   181,900    56,400        0          0       7,203
  Chief Financial Officer   1994   177,067    55,300        0      6,000       6,970

Dwayne L. Foley             1996   184,617    70,700        0      7,500       4,051
  Senior Vice President     1995   181,900    52,600        0          0       4,076
                            1994   177,067    53,800        0      7,875       3,290

Michael S. McCoy            1996   169,020    68,000        0      7,500       4,107
  Senior Vice President     1995   160,917    53,400        0          0       4,323
                            1994   142,617    53,000        0      7,125       6,002

----------

(1) Amounts shown for Mr.Ridgley for the years 1994, 1995 and 1996 represent the employee portion of the Medicare Hospital Insurance Tax liability paid by the Company on the present value increase in those years of Mr. Ridgley's benefit under the Executive Supplemental Retirement Income Plan. The amount shown for Mr. Reiten for 1996 represents the amount paid to him by the Company, pursuant to the Employment Agreement between the Company and Mr. Reiten dated November 2, 1995, to reimburse him for the payment of certain federal and state income taxes.

(2)  The   numbers  of  options   shown  have  been   adjusted  to  reflect  the
     three-for-two split of the Company's Common Stock, effective September 6, 1996.

(3) Amounts for the year 1996 include Company matching amounts contributed or accrued for the year 1996 for the Named Executive Officers under the Company's Executive Deferred Compensation Plan ($11,139 for Mr. Ridgley, $7,500 for Mr. Reiten, $4,887 for Mr. DeBolt, $4,051 for Mr. Foley, and $4,107 for Mr. McCoy) and its Retirement K Savings Plan ($3,000 each for Messrs. Ridgley, Reiten and DeBolt, and $0 each for Messrs. Foley and McCoy). In addition, the amount for Mr. Reiten includes $100,000 paid to him as a pre-employment bonus.

<PAGE 13>
                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the Named Executive Officers listed in the Summary Compensation Table during 1996, together with related information.

                               INDIVIDUAL GRANTS
                  ------------------------------------------
                                PERCENT                      POTENTIAL REALIZABLE
                               OF TOTAL                        VALUE AT ASSUMED
                   NUMBER OF    OPTIONS                      ANNUAL RATES OF STOCK
                   SECURITIES  GRANTED TO EXERCISE            PRICE APPRECIATION
                   UNDERLYING  EMPLOYEES  OR BASE   EXPIR-    FOR OPTION TERM(3)
                    OPTIONS    IN FISCAL   PRICE    ATION    ---------------------
    NAME           GRANTED(1)   YEAR(2)   ($/SH)(1)  DATE    5 PERCENT  10 PERCENT
-----------------  ----------  ------    ---------  ------   ---------  ----------
Robert L. Ridgley         0         0      N. A.      N. A.     N. A.       N. A.

Richard G. Reiten    52,500      30.8     $20.92    2/28/06  $690,715  $1,750,407

Bruce R. DeBolt       7,500       4.4      20.92    2/28/06    98,674     250,058

Dwayne L. Foley       7,500       4.4      20.92    2/28/06    98,674     250,058

Michael S. McCoy      7,500       4.4      20.92    2/28/06    98,674     250,058

     ----------

     (1) Options become exercisable one year after the grant date; the number of options and exercise price have been adjusted to reflect the three-for-two split of the Company's Common Stock, effective September 6, 1996.

     (2) The indicated percentages represent the options to purchase the Company's Common Stock granted to the Named Executive Officers expressed as a percentage of the aggregate number of options to purchase the Company's Common Stock granted to employees of the Company in 1996.

     (3) The 5 and 10 percent growth rates for the period ending February 28, 2006, which were determined in accordance with the rules of the Securities and Exchange Commission, illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company's Common Stock. Because the exercise price for options equals the market price of the Company's Common Stock on the date of grant, no gain to the Named Executive Officers is possible without an increase in the stock price. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any Named Executive Officer will depend on the market price of the Company's Common Stock on the date of exercise.

         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     Shown below is information with respect to options to purchase shares of the Company's Common Stock exercised in 1996 and unexercised options granted under the 1985 Stock Option Plan to the Named Executive Officers and held by them at December 31, 1996.

                                      NO. OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                        DECEMBER 31, 1996(1)          DECEMBER 31, 1996(1)
                 NO. OF SHARES         ----------------------     --------------------------
                  ACQUIRED ON    VALUE                 UNEXER-                    UNEXERCISABLE
NAME              EXERCISE(1)  REALIZED  EXERCISABLE  CISABLE(2)  EXERCISABLE(3)     (2),(3)
-----------------------------------------------------------------------------------------------
Robert L. Ridgley        0     $     0      24,418          0      $145,569        $      0
Richard G. Reiten        0           0           0     52,500             0         161,700
Bruce R. DeBolt      7,903      59,921      10,096      7,500        30,351          23,100
Dwayne L. Foley          0           0      12,747      7,500        36,102          23,100
Michael S. McCoy         0           0       8,323      7,500         8,877          23,100

     ----------

     (1) As adjusted to reflect the three-for-two split of the Company's Common Stock, effective September 6, 1996.

     (2) Unexercisable options are those options which have been granted but cannot yet be exercised due to the restriction that options are not exercisable during the first year following the date they are granted.

     (3) Represents the difference between the exercise prices for in-the-money options and the closing price of $24.00 for the Company's Common Stock as quoted on the Nasdaq Stock Market on December 31, 1996 times the number of in-the-money options. Options granted in 1994 were not in-the-money at year-end 1996.

<PAGE 14>
                         REPORT OF THE ORGANIZATION AND
                        EXECUTIVE COMPENSATION COMMITTEE
                                       ON
                        EXECUTIVE MANAGEMENT COMPENSATION


EXECUTIVE COMPENSATION PRINCIPLES

     The Company's executive compensation program is administered by the Organization and Executive Compensation Committee of the Board of Directors (the Committee) which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director. The program is designed to attract, motivate and retain talented executives critical to the achievement of the
Company's long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

     - Tieing a portion of each executive's total compensation to the achievement of previously-established annual performance goals.

     - Aligning executives' long-term interests with those of the Company's shareholders by encouraging ownership of the Company's Common Stock.

     - Providing total compensation, including base salary and incentive compensation, which is competitive with that of other utilities and service and industrial companies of comparable size and circumstances.

     In establishing executive compensation levels, the Committee also takes into consideration the Company's reductions in recent years in the total number of executive officers and reassignments of the responsibilities of officers who have retired. Through these actions, the number of officers has been reduced by five, from a high of 14 in 1986 to the present nine executive officers, producing a flatter, more efficient executive structure.

EXECUTIVE COMPENSATION COMPONENTS

     There are three primary components of the Company's executive compensation program - annual base salary, annual incentive cash bonuses and long-term stock options.

BASE SALARIES

     Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on market salary analyses prepared by the Company's independent compensation consultant. This same methodology is used for all non-bargaining unit employees. These analyses include salary data for comparable executive positions of electric and gas utilities as well as service and industrial companies of approximately the same size in terms of total revenues located throughout the United States. The gas utility portion of the analysis includes data from the American Gas Association executive compensation survey, which includes substantially the same companies which comprise the Edward D. Jones & Co. Gas Distribution Index appearing on the performance graph (page 19). The Committee uses this information as a guide to establish base salaries that are competitive with those paid to execu-
<PAGE 15>
tives in similar positions in comparable companies. Generally, it is the Committee's policy to target executives' base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant's analyses. Each executive's targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such executive's performance and potential, as well as changes in duties and responsibilities. Executives' salaries are reviewed by the Committee annually.

EXECUTIVE ANNUAL INCENTIVE PLAN

     The Company's Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved, when added to base salaries, are intended to place the Company's executives' compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant's analyses.

     Participation in the Plan currently is limited to nine executive officers designated by the Board. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals.

     At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals. The results are considered by the Committee in determining the amounts, if any, to be awarded.

     The amounts of these awards are based on a formula which reflects an allocation between Company and individual performance criteria. The allocation depends upon each executive's ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 20% to 40% of base salary if the prescribed Company and individual performance goals are met, and up to 30% to 60% of base salary if these goals are exceeded.

     Performance goals established for 1996 focused on strengthening the Company's financial position. These included the achievement of: (1) net income in an amount which the Committee determined would demonstrate above average performance; (2) a weighted average ranking for return on equity over a two-year period which would exceed a base level among a peer group of other gas utilities; and (3) several operating goals related to marketing and controlling the cost of connecting new customers, as well as improving customer satisfaction and employee productivity. In combination, these goals measured the Company's performance in terms of its overall profitability, its financial performance, the reduction of costs and the achievement of greater efficiency. In determining the awards, the Committee used a performance matrix which accorded 50% to net income and 25% to each of the other two goals. The grant of any award for 1996 was conditioned upon the Company's 1996 net income exceeding a percentage of the target designated in advance by the Board and being sufficient to cover the payment of all dividends.
<PAGE 16>
1985 STOCK OPTION PLAN

     The long-term component of the Company's executive compensation program consists of the 1985 Stock Option Plan. Stock options enable executives to benefit from increases in the price of the Company's Common Stock, thereby aligning their interests with those of the common shareholders.

     The Company has not made grants under the Plan on an annual basis. When grants are made, as they were in 1996, the number of options granted is not based upon a predetermined formula, but rather upon the Committee's judgment as to how many options will provide meaningful incentives to executives. The number of options granted to the Named Executive Officers in 1996, as shown in the table on page 14, was based on a consideration of factors that included the number of shares available for grant under the Plan, the number of options previously granted, state regulatory restrictions on options granted to executives, and the number of shares then owned by each Named Executive Officer in relation to an informal targeted objective for stock ownership by executives.

CEO COMPENSATION

     Compensation paid to Robert L. Ridgley for the year 1996, as chairman, president and chief executive officer, consisted of his base salary and an incentive bonus. Mr. Ridgley's compensation reflects a 4.8% increase in base salary, effective March 1, 1996, which was deemed by the Committee and the Board to be appropriate to maintain the competitiveness of Mr. Ridgley's base salary. His compensation also reflects a cash bonus of $220,500 under the Executive Annual Incentive Plan. The award of the bonus for 1996, which is equal to 55.5% of Mr. Ridgley's 1996 base salary, was based on the Committee's evaluation of Mr. Ridgley's performance in relation to the achievement of the 1996 financial goals and the partial achievement of the operating goals described above. For 1996, the Company reported record earnings of $1.97 per share, and record net income applicable to common stock of $44.1 million. These 1996 results far exceeded the financial performance goals established for the year. For 1996, the Company's return on equity of 13% ranked 14th among 32 comparable companies. Combined with the return on equity in 1995, the Company's weighted two-year ranking for return on equity was 12th within this group. The Committee determined that the achievements made with respect to these performance goals, together with the partial achievement of the operating goals discussed above, warranted the bonus awarded to Mr. Ridgley for 1996.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 (the Code) limits to $1 million per person the amount that the Company may deduct for compensation paid in any year to any of its five highest-paid executive officers. Certain exceptions to this limitation apply to so-called "performance-based compensation." The Company does not expect the sum of the base salary, annual cash incentive bonus and other relevant compensation paid to any executive officer to exceed $1 million in any year. In the event that in the future the Company determines that an executive's annual compensation may approach or exceed
<PAGE 17>
this limitation, it will consider the use of this exception to the limitation under Code Section 162(m) as it has in the case of stock options as described below.

     It is the Company's policy generally to grant options that meet the requirements of Internal Revenue Service regulations so that any such compensation recognized by an optionee will be fully deductible. In May 1995, the shareholders approved an amendment to the 1985 Stock Option Plan to comply with the requirements of Code Section 162(m) so that compensation received on the exercise of options granted under this Plan would not be subject to the $1 million limitation. In February 1996, the Committee determined that option grants would henceforth generally be Non-Statutory Stock Options for which the Company will receive a tax deduction upon exercise.

                                        Tod R. Hamachek, Chair
                                        Richard B. Keller
                                        Wayne D. Kuni
                                        Benjamin R. Whiteley
<PAGE 18>
SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite - 500 Stock Index and the Edward D. Jones & Co. Gas Distribution Index for the period of five years commencing December 31, 1991 and ended December 31, 1996. The graph does not include a comparison to the American Gas Association Local Distribution Company Index used in the Company's proxy statements for prior years because this index is no longer published.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                       (Based on $100 invested on 12/31/91)

(Performance line graph depicting five-year cumulative total return information for the Company, the S&P 500 and the Edwward Jones' Gas Distribution Index (GDI) based on $100 invested on December 31, 1991. Data points for the Company, the S&P 500 and the Edward Jones' GDI are shown below.)

                       1991      1992      1993      1994     1995      1996
                       ----      ----      ----      ----     ----      ----
N.W. Natural Gas     $100.00   $105.02   $133.00   $120.95   $143.14   $164.47

Edward Jones' GDI**  $100.00   $108.89   $129.01   $115.36   $150.57   $171.03

S&P 500              $100.00   $107.61   $118.40   $120.01   $164.95   $202.72

----------

     * Total return assumes reinvestment of dividends at the end of the month during which they were paid.

     ** Edward Jones' Gas Distribution Index (GDI) is comprised of the following companies: AGL Resources Inc., Atmos Energy Corp., Bay State Gas, Berkshire Gas Co., Brooklyn Union Gas Co., Cascade Natural Gas Corp., Colonial Gas Co., Connecticut Energy Corp., Connecticut Natural Gas Corp., Delta Natural Gas Co. Inc., Energy West Inc., EnergyNorth Inc., Essex County Gas Co., Indiana Energy Inc., Laclede Gas Co., Mobile Gas Service Corp., New Jersey Resources, NICOR Inc., North Carolina Natural Gas, Northwest Natural Gas Co., NUI Corp., Pacific Enterprises, Pennsylvania Enterprises Inc., Peoples Energy Corp., Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of N.C., Southern Union Co., United Cities Gas Co., Washington Energy Co., Washington Gas Light Co., Yankee Energy Systems, Inc.

<PAGE 19>
RETIREMENT PLANS

     The following table shows the estimated annual retirement benefit payable as a straight life annuity (net of Social Security offset) for participants (consisting of all executive officers) in the Company's Executive Supplemental Retirement Income Plan (ESRIP) from all Company defined benefit plans: the qualified Retirement Plan for Non-Bargaining Unit Employees, the Executive Deferred Compensation Plan supplemental benefit and the ESRIP. Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.

                                     PENSION PLAN TABLE
                                      YEARS OF SERVICE
                --------------------------------------------------------------
COMPENSATION        15          20            25            30          35
                --------------------------------------------------------------
  $150,000      $ 81,600    $  81,600     $ 89,100     $ 89,100     $ 89,100
   200,000       114,100      114,100      124,100      124,100      124,100
   250,000       146,600      146,600      159,100      159,100      159,100
   300,000       179,100      179,100      194,100      194,100      194,100
   350,000       211,600      211,600      229,100      229,100      229,100
   400,000       244,100      244,100      264,100      264,100      264,100
   450,000       276,600      276,600      299,100      299,100      299,100
   500,000       309,100      309,100      334,100      334,100      334,100
   550,000       341,600      341,600      369,100      369,100      369,100
   600,000       374,100      374,100      404,100      404,100      404,100
   650,000       406,600      406,600      439,100      439,100      439,100

     For purposes of the ESRIP, "compensation" consists of the annual salary of the plan participant last approved by the Organization and Executive Compensation Committee of the Board of Directors and being paid by the Company at the date of retirement plus the average of the last three bonus awards (if any) paid prior to retirement.

     The credited years of service under the ESRIP for Messrs. Ridgley, Reiten, DeBolt, Foley and McCoy are 36 years, 9 years, 17 years, 29 years and 27 years, respectively. For purposes of the ESRIP, Messrs. Ridgley and Reiten were granted an additional 23 years and 8 years, respectively, of past service credit which are included in years of service shown.

ITEM 2 - ELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has recommended that Price Waterhouse LLP, independent certified public accountants, be retained as independent auditors of the Company for the year 1997, and that this firm be elected by the shareholders at the Annual Meeting. On February 20, 1997, the Board approved Price Waterhouse LLP as its independent auditors for the year ending December 31, 1997. The Company plans to engage Price Waterhouse LLP as its independent auditors, subject to approval by the shareholders. A representative of Price Waterhouse LLP will be present at the Annual Meeting of Shareholders and will be provided with the opportunity to make a statement if desired and to respond to appropriate questions. In case Price Waterhouse LLP is not elected,
<PAGE 20>
the Board of Directors will select another independent certified public accounting firm to serve as independent auditors of the Company.

     On February 21, 1997, management informed the former auditing firm, Deloitte & Touche LLP, that Price Waterhouse LLP will be nominated to be the new independent auditors for the Company. There have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles in the reports of Deloitte & Touche LLP on the Company's financial statements within the two most recent fiscal years. There were no reportable disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will be provided the opportunity to make a statement and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1997.

                                  OTHER MATTERS

     The management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

EXECUTIVE SEVERANCE AGREEMENTS

     In February 1997, the Board of Directors approved the Company's entry into severance agreements with eight designated officers of the Company, including all of the Named Executive Officers other than Messrs. Ridgley and Reiten. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change of control of the Company, of an amount equal to the maximum amount payable without causing any portion to constitute a "parachute payment" subject to excise tax. This amount will generally equal three times the employee's average taxable compensation over the prior five years. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All of the eight designated officers have executed the severance agreements.

EMPLOYMENT AGREEMENTS

     On October 27, 1983, the Company entered into an employment agreement with Mr. Ridgley which provides that the Company will recognize 23 years of past service for purposes of the Executive Supplemental Retirement Income Plan (ESRIP). Accordingly, upon his retirement, Mr. Ridgley was eligible for benefits under this Plan as if he had commenced employment with the Company on January 1, 1961.

     On September 22, 1994, the Company entered into an agreement with Mr. Ridgley which provides for him to perform certain services for the Company
<PAGE 21>
following retirement. This agreement provides that Mr. Ridgley will serve as Chairman of the Board and as a consultant for two years for which he will receive $10,000 per month. This amount would continue to be paid to Mr. Ridgley's wife in the event of his death or disability during the two-year period. The agreement also provides for Mr. Ridgley's continued use of a Company automobile during this two-year period, and the reimbursement by the Company of certain business-related club dues and assessments until he reaches age 72 or retires from the Board, whichever occurs earlier.

     On November 2, 1995, the Company entered into an employment agreement with Mr. Reiten for a term extending until February 28, 2003. Under this agreement, the Company recognized eight years of past service for purposes of the ESRIP. Accordingly, Mr. Reiten is treated under the ESRIP as if he had commenced employment with the Company on February 28, 1988 and will be vested and eligible for supplemental retirement benefits upon retirement on or after February 28, 2003. The agreement also provides that Mr. Reiten will be vested in the ESRIP with 15 years of service credit if he dies, becomes disabled or is terminated other than for cause prior to February 28, 2003. If a change in control of the Company occurs and Mr. Reiten subsequently resigns as a result of a change in his duties or compensation, the agreement provides that he will receive a severance payment equal to 2.99 times his average taxable compensation over the prior five years, reduced by the value of any other benefits he receives that constitute "parachute payments" subject to excise tax.

                       1998 ANNUAL MEETING OF SHAREHOLDERS

     The 1998 Annual Meeting of Shareholders is scheduled to be held in Portland on Thursday, May 28, 1998. Specific proposals of common shareholders intended to be presented at this meeting must comply with the requirements of the Securities Exchange Act of 1934 and be received by the Secretary of the Company for inclusion in its 1998 proxy materials by December 12, 1997.

                                     GENERAL

     Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Beacon Hill Partners Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $2,000 plus reasonable out-of-pocket expenses.

     If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy so that the business of the meeting can be transacted.

                                           By Order of the Board of Directors,

Portland, Oregon                           C. J. Rue
April 11, 1997                             Secretary
<PAGE 22>
NORTHWEST NATURAL GAS
220 NW SECOND AVENUE - PORTLAND, OREGON 97209-3991


April 11, 1997



Dear Shareholder:

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Northwest Natural Gas Company (the Company), which will be held in Ballroom 4 of the Oregon Convention Center, 777 N.E. Martin Luther King, Jr., Blvd., Portland, Oregon, on Thursday, May 22, 1997, commencing at 2:00 p.m. Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to be with us.

At the meeting you will asked to consider and vote upon (1) the election of four directors and (2) the election of independent auditors. Your Board of Directors unanimously recommends that you vote FOR proposals 1 and 2.

WHETHER  OR NOT YOU  EXPECT TO  ATTEND,  TO ASSURE  YOUR  REPRESENTATION  AT THE
MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

Sincerely,

/s/ Robert L. Ridgley

Robert L. Ridgley
Chairman of the Board

--------------------------------------------------------------------------------
PROXY FORM                    NORTHWEST NATURAL GAS                   PROXY FORM
--------------------------------------------------------------------------------
This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owner should sign.

--------------------------------------------------------------------------------
ITEM 1.   Election of Directors:

          Class I Nominees: Richard B. Keller, Randall C. Pape,
          Robert L. Ridgley, Dwight A. Sangrey

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------


     / / VOTE FOR all nominees listed above (except as marked to the contrary to the right)

     / / VOTE WITHHELD from all nominees

                                            FOR        AGAINST           ABSTAIN
                                            ---        -------           -------
ITEM 2.  Election of Price Waterhouse LLP   / /          / /               / /
         as Auditors for 1997.

Please mark this box if you have any comments or changes to
names or addresses.                                               /  /

Please mark this box if you plan to attend the Annual Meeting.   /  /

--------------------------------------------------------------------------------
                                 PLEASE MARK ALL
                             CHOICES LIKE THIS / X /

Signature _______________________________________     Date _____________________

Signature _______________________________________     Date _____________________


--------------------------------------------------------------------------------
PROXY FORM                  NORTHWEST NATURAL GAS                     PROXY FORM
--------------------------------------------------------------------------------

               PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE
                 AND MAIL WITHOUT DELAY IN THE ENCLOSED EVELOPE.

                          NORTHWEST NATURAL GAS COMPANY
                  PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Wayne D. Kuni, Richard G. Reiten and Robert L. Ridgley and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 22, 1997, and at all adjournments thereof,
(i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all matters which properly may be brought before such meeting or any adjournment thereof.

THE ADMINISTRATOR, OR ITS AGENT, UNDER THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN HEREBY IS INSTRUCTED TO EXECUTE A PROXY WITH IDENTICAL INSTRUCTIONS TO VOTE THOSE SHARES OF THE UNDERSIGNED, IF ANY, HELD UNDER THE PLAN.

THE COMPANY WILL PROVIDE REASONABLE ACCOMMODATION FOR A DISABILITY. IF YOU NEED AN ACCOMMODATION, PLEASE CONTACT THE COMPANY AT (503) 226-4211 EXT. 3411 AT LEAST 72 HOURS BEFORE THE MEETING.